Exhibit 23.1

                    [Letterhead of Jones, Jensen & Company]


Consent of Jones, Jensen & Co.

                        CONSENT OF INDEPENDENT AUDITORS'


Board of Directors
GoHealth.MD, Inc.

(fka Nugget Exploration, Inc.)
Cherry Hill, New Jersey

We hereby  consent to the use of our audit  report  dated  July 21,  1999 in the
Schedule 14C of GoHealth.MD, Inc. (fka Nugget Exploration, Inc.) for the year ended May 31, 1999 and all references to our firm included in the Schedule 14C.


/s/
Jones, Jensen & Company
Salt Lake City, Utah
December 29, 1999



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